UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 3, 2008

Philadelphia Consolidated Holding Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-22280	23-2202671
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Bala Plaza, Suite 100, Bala Cynwyd, Pennsylvania		19004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-617-7900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Two of the Company’s insurance subsidiaries (Philadelphia Indemnity Insurance Company and Philadelphia Insurance Company) have entered into the following two agreements, each of which is effective January 1, 2008 through December 31, 2008:

• A Property Facultative Binding Agreement was entered into with General Reinsurance Corporation on January 3, 2008, which provides automatic property facultative excess of loss reinsurance coverage for insured risks with total insured values not greater than $125 million. This Agreement provides the following coverages:

o $30 million of coverage in excess of $75 million for each loss occurrence for risks located in Florida, Hawaii and Harris County, Texas;
o $25 million of coverage in excess of $25 million for each loss occurrence for wood frame builders risks; and
o $50 million of coverage in excess of $75 million for each loss occurrence for risks which are neither wood frame builders risks nor located in Florida, Hawaii or Harris County, Texas.

The Agreement provides up to $50 million of annual aggregate terrorism coverage. The estimated annual cost of this reinsurance coverage is approximately $5.0 million, which will vary based on the actual level of earned premium ceded to this Agreement. The coverage provided by this Agreement is in addition to the Company’s Property Per Risk Excess of Loss reinsurance coverages, as disclosed in the Company’s Form 8-K filed on January 3, 2008.

• A Casualty Clash Excess of Loss Reinsurance Agreement was entered into with various reinsurers on January 8, 2008, which provides $18 million of coverage in excess of $2 million, and allows one paid reinstatement. In addition, the Agreement provides for terrorism coverage in the aggregate of $18 million in excess of $2 million. The participating reinsurers are Allied World Assurance Company, Ltd., Faraday Syndicate (FYD #435), Hannover Ruckversicherung AG, Harbor Point Re Ltd., Liberty Mutual Insurance Company, Liberty Syndicate (LIB #4472), Platinum Underwriters Reinsurance, Inc. and Transatlantic Reinsurance Company. The estimated annual cost of this reinsurance coverage is approximately $2.9 million, which could increase or decrease based on the level of earned premium subject to this Agreement, but will not be less than the minimum annual cost of $2.3 million.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Philadelphia Consolidated Holding Corp.

January 9, 2008	By:	Craig P. Keller

Name: Craig P. Keller
Title: Executive Vice President, Assistant Secretary, Treasurer and Chief Financial Officer